                                   EXHIBIT 12
                        FLEETBOSTON FINANCIAL CORPORATION
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS

                         EXCLUDING INTEREST ON DEPOSITS
                              (DOLLARS IN MILLIONS)


                                               Six        Three
                                            months       months
                                             ended        ended
                                          June 30,     June 30,                         Year ended December 31,
--------------------------------------------------------------------------------------------------------------------------------
                                              2001         2001         2000         1999         1998         1997         1996
--------------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes               $ 1,129      $   853      $ 6,461      $ 4,075      $ 4,444      $ 4,314      $ 3,619
Adjustments:
  Fixed charges:
    Interest on borrowed funds               1,654          727        3,985        3,198        2,569        2,026        1,881
    1/3 of rent                                 56           28          108          127          119          118          114
  Preferred dividends                           29           12           64           83           96          155          185
                                           -------      -------      -------      -------      -------      -------      -------
Adjusted earnings                          $ 2,868      $ 1,620      $10,618      $ 7,483      $ 7,228      $ 6,613      $ 5,799
                                           =======      =======      =======      =======      =======      =======      =======

Fixed charges and preferred dividends      $ 1,739      $   767      $ 4,157      $ 3,408      $ 2,784      $ 2,299      $ 2,180
                                           =======      =======      =======      =======      =======      =======      =======

Adjusted earnings/fixed charges               1.65x        2.11x        2.55x        2.20x        2.60x        2.88x        2.66x
                                           =======      =======      =======      =======      =======      =======      =======


                         INCLUDING INTEREST ON DEPOSITS
                              (DOLLARS IN MILLIONS)


                                               Six        Three
                                            months       months
                                             ended        ended
                                          June 30,     June 30,                         Year ended December 31,
--------------------------------------------------------------------------------------------------------------------------------
                                              2001         2001         2000         1999         1998         1997         1996
--------------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes               $ 1,129      $   853      $ 6,461      $ 4,075      $ 4,444      $ 4,314      $ 3,619
Adjustments:
  Fixed charges:
    Interest on borrowed funds               1,654          727        3,985        3,198        2,569        2,026        1,881
    1/3 of rent                                 56           28          108          127          119          118          114
    Interest on deposits                     2,010          938        4,512        4,202        4,379        4,021        4,092
  Preferred dividends                           29           12           64           83           96          155          185
                                           -------      -------      -------      -------      -------      -------      -------
Adjusted earnings                          $ 4,878      $ 2,558      $15,130      $11,685      $11,607      $10,634      $ 9,891
                                           =======      =======      =======      =======      =======      =======      =======

Fixed charges and preferred dividends      $ 3,749      $ 1,705      $ 8,669      $ 7,610      $ 7,163      $ 6,320      $ 6,272
                                           =======      =======      =======      =======      =======      =======      =======

Adjusted earnings/fixed charges               1.30x        1.50x        1.75x        1.54x        1.62x        1.68x        1.58x
                                           =======      =======      =======      =======      =======      =======      =======

                        FLEETBOSTON FINANCIAL CORPORATION
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                TO FIXED CHARGES

                         EXCLUDING INTEREST ON DEPOSITS
                              (DOLLARS IN MILLIONS)


                                         Six        Three
                                      months       months
                                       ended        ended
                                    June 30,     June 30,                         Year ended December 31,
--------------------------------------------------------------------------------------------------------------------------------
                                        2001         2001         2000         1999         1998         1997         1996
--------------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes         $ 1,129      $   853      $ 6,461      $ 4,075      $ 4,444      $ 4,314      $ 3,619
Adjustments:
  Fixed charges:
    Interest on borrowed funds         1,654          727        3,985        3,198        2,569        2,026        1,881
    1/3 of rent                           56           28          108          127          119          118          114
                                     -------      -------      -------      -------      -------      -------      -------
Adjusted earnings                    $ 2,839      $ 1,608      $10,554      $ 7,400      $ 7,132      $ 6,458      $ 5,614
                                     =======      =======      =======      =======      =======      =======      =======

Fixed charges                        $ 1,710      $   755      $ 4,093      $ 3,325      $ 2,688      $ 2,144      $ 1,995
                                     =======      =======      =======      =======      =======      =======      =======

Adjusted earnings/fixed charges         1.66x        2.13x        2.58x        2.23x        2.65x        3.01x        2.81x
                                     =======      =======      =======      =======      =======      =======      =======


                         INCLUDING INTEREST ON DEPOSITS
                              (DOLLARS IN MILLIONS)


                                         Six        Three
                                      months       months
                                       ended        ended
                                    June 30,     June 30,                         Year ended December 31,
--------------------------------------------------------------------------------------------------------------------------------
                                        2001         2001         2000         1999         1998         1997         1996
--------------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes         $ 1,129      $   853      $ 6,461      $ 4,075      $ 4,444      $ 4,314      $ 3,619
Adjustments:
  Fixed charges:
    Interest on borrowed funds         1,654          727        3,985        3,198        2,569        2,026        1,881
    1/3 of rent                           56           28          108          127          119          118          114
    Interest on deposits               2,010          938        4,512        4,202        4,379        4,021        4,092
                                     -------      -------      -------      -------      -------      -------      -------
Adjusted earnings                    $ 4,849      $ 2,546      $15,066      $11,602      $11,511      $10,479      $ 9,706
                                     =======      =======      =======      =======      =======      =======      =======

Fixed charges                        $ 3,720      $ 1,693      $ 8,605      $ 7,527      $ 7,067      $ 6,165      $ 6,087
                                     =======      =======      =======      =======      =======      =======      =======

Adjusted earnings/fixed charges         1.30x        1.50x        1.75x        1.54x        1.63x        1.70x        1.59x
                                     =======      =======      =======      =======      =======      =======      =======